EXHIBIT 99.1

BJ's Restaurants, Inc. to Present at March Investor Conferences

HUNTINGTON BEACH, Calif., March 6, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) will be presenting at two investor conferences during the month of March:

-- 26th Annual ROTH Conference at the Ritz-Carlton in Dana Point, CA. The Company's presentation will begin at approximately 8:00am (Pacific) on Wednesday, March 12, 2014.

-- J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum at the Mandarin Oriental, Las Vegas, NV. The Company's presentation will begin at approximately 9:00am (Pacific) on Thursday, March 13, 2014.

Both presentations will be broadcast live over the Internet. Interested parties may listen to the presentations at the Company's website located at http://www.bjsrestaurants.com. The presentation can be accessed by clicking on the "Investors" link from the Company's home page followed by the "Presentation" link. An archive of the presentation will be available following the live presentation for 30 days.

BJ's Restaurants, Inc. currently owns and operates 147 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or bjri@jcir.com.

CONTACT: Media Contacts:
         Sard Verbinnen & Co
         John Christiansen / Michael Henson
         (415) 618-8750 / (212) 687-8080